Exhibit 10.3
LEASE AMENDMENT #13

DIAMONDBACK E & P LLC

FASKEN MIDLAND, LLC (hereinafter called "Lessor") and DIAMONDBACK E & P LLC, successor to Windsor Permian, LLC (hereinafter called "Lessee"), for good and valuable consideration the receipt of which is hereby acknowledged on October 30, 2014 (the "Effective Date"), do hereby amend that certain Lease Agreement dated April 19, 2011 (the "Original Lease Agreement"), as amended by Lease Amendment #1 dated June 6, 2011, Lease Amendment #2 dated August 5, 2011 (surrendered September 30, 2012), Lease Amendment #3 dated September 28, 2011, Lease Amendment #4 dated February 6, 2012, Lease Amendment #5 dated July 25, 2012, Lease Amendment #6 dated December 18, 2012, Lease Amendment #7 dated June 14, 2013, Lease Amendment #8 dated June 14, 2013, Lease Amendment # 9 dated September 3, 2013, Lease Amendment #10 dated September 26, 2013, Lease Amendment #11 dated September 26, 2014, and Lease Amendment # 12 dated October 23, 2014(collectively, the "Lease Agreement"), covering a total of approximately 21,421 square feet of Net Rentable Area located on Level Twelve (12) and Level Fourteen (14) of One Fasken Center at 500 West Texas Avenue, Midland, Texas 79701 ("One Fasken Center"), being a part of the Building consisting of 550 and 500 West Texas Avenue, Texas 79701 (the "Building"), under the following terms and conditions (the "Lease Amendment #13"):

1.
LEASED PREMISES. As of the Suite 1420 Commencement Date (as defined below) and subject to the terms and condition of this Lease Amendment # 13, Section 1.5 "Leased Premises" of the Lease Agreement shall be amended to add approximately 2,729 square feet of Net Rentable Area located on the fourteenth (14th) floor of One Fasken Center as more fully diagrammed on the floor plans attached hereto and made a part hereof as Exhibit "B-4" ("Suite 1420 Expansion Space"). The term "Leased Premises" shall hereinafter mean and include the Suite 1420 Expansion Suite. The Leased Premises, with the Suite 1420 Expansion Space, will then consist of a total of approximately 24,150 square feet of Net Rentable Area which represents 5.73% of the total Net Rentable Area of the Building, such total Net Rentable Area of the Building being 421,546 square feet. Lessor and Lessee acknowledge and agree that the aforesaid description of the size and square footage of the Leased Premises and the Building are an approximation, which the parties agree is reasonable and payments made thereupon are not subject to dispute.

2.
SUBJECT TO VACATING. Lessor's obligation to tender possession of the Suite 1420 Expansion Space hereunder is subject to the current tenant, Arabella Petroleum Company, LLC, vacating the Suite 1420 Expansion Space on or before November 30, 2014; provided, however, that if the current tenant, Arabella Petroleum Company, LLC, does not vacate the Suite 1420 Expansion Space within six (6) months from the Effective Date, Lessee or Lessor shall have the right to terminate this Lease Amendment #13 by delivery of written notice to the other within thirty (30) days after the aforesaid six (6) month period but prior to the date of actual delivery of the Suite 1420 Expansion Space.

3.
LEASE TERM. The Lease Term for the Suite 1420 Expansion Space shall be for a period commencing on the later of (a) the date that the Suite 1420 Expansion Space is vacant and delivered to Lessee, or (b) December 1, 2014 (the "Suite 1420 Commencement Date"), and expiring on May 31, 2016.

4.	BASE YEAR. The Base Year for Operating Expenses and Tax Expenses for the Suite 1420 Expansion Space shall be the calendar year 2014.

5.	RENT. The Base Rent for the Suite 1420 Expansion Space is as follows:

PERIOD	ANNUAL RATE PER SQ. FT.	MONTHLY BASE RENT
Suite 1420 Commencement Date - 5/31/2015	$34.00	$7,732.17
6/1/2015 - 5/31/2016	$34.75	$7,902.73

All monthly Base Rent for the Suite 1420 Expansion Space shall be paid to Lessor in advance and without demand, counterclaim or offset, on or before the first day of each calendar month.

6.
TENANT IMPROVEMENTS. Lessee accepts the Suite 1420 Expansion Space on an "AS IS" basis, without any finish out allowance from Lessor to refurbish the Suite 1420 Expansion Space. Any alterations to the Suite 1420 Expansion Space shall be at Lessee's sole expense and responsibility.

7.	RATIFICATION. Except as amended by this Lease Amendment # 13, Lessor and Lessee do hereby ratify and affirm all of the terms, conditions and covenants of the Lease Agreement, as amended herein.

Witness the execution of this Lease Amendment # 13 as of the Effective Date.

LESSOR		LESSEE

FASKEN MIDLAND, LLC		DIAMONDBACK E&P LLC
By:	Haley-NWC Property
Management Co., LLC
Its Authorized Agent

By:	/s/ Wendell L. Brown, Jr.	By:	/s/ Travis D. Stice
Name	Wendell L. Brown, Jr.	Name	Travis D. Stice
Title	V.P.	Title	President & CEO

EXHIBIT B-4

Floor Plans for Suite 1420 Expansion Space

(See Attached)

Exhibit B-4

Exhibit B-4
Suite 1420 Expansion Space

Tower One - 14th Floor
1/16" = 1'-0"

NOT FOR REGULATORY APPROVAL, PERMITTING, OR CONSTRUCTION

©COPYRIGHT 2004 Rhotenberry Wellen Architects

rwa
rhotenberry wellen architects
1102 West Texas Avenue
Midland, Texas 79701
432.682.3252
432.682.1257/fax

Fasken Center
Tower One, 14th Floor
Midland, Texas

PROJECT:	0331
DRAWN BY:	DD
CHECKED BY: MARK T. WELLEN	No. 8374
DATE:	1/12/05

Exhibit B-4